UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 13, 2011

Metalline Mining Company
(Exact name of registrant as specified in its charter)

Nevada	001-33125	91-1766677
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

885 West Georgia Street, Suite 2200
Vancouver, B.C. V6C 3E8
604-687-5800
Telephone number, including
Area code

__________________________
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 3.02 Unregistered Sales of Equity Securities

1.              On March 29, 2011, Metalline Mining Company (“Metalline”) sold an aggregate of 50,020 shares of common stock upon the exercise of a warrant. The warrant was exercised at $0.50 per share resulting in total proceeds to Metalline of $25,010.  Metalline relied on the exemptions from registration provided by Section 4(2) under the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder for this issuance, as well as Regulation S as the purchaser is a non U.S. person. No commissions or other remuneration were paid in connection with this issuance.

2.              On April 12, 2011 Metalline sold an aggregate of 130,000 shares of common stock upon the exercise of a warrant. The warrant was exercised at $0.50 per share resulting in total proceeds to Metalline of $65,000.  Metalline relied on the exemptions from registration provided by Section 4(2) under the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder for this issuance. No commissions or other remuneration were paid in connection with this issuance.

3.              On April 13, 2011 Metalline sold an aggregate of 1,100,000 shares of common stock upon the exercise of two warrants.  Each warrant was exercised at $0.50 per share resulting in total proceeds to Metalline of $550,000.  Metalline relied on the exemptions from registration provided by Section 4(2) under the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder for this issuance. No commissions or other remuneration were paid in connection with this issuance.

4.              On April 15, 2011 Metalline sold an aggregate of 33,333 shares of common stock upon the exercise of a warrant. The warrant was exercised at $0.70 per share resulting in total proceeds to Metalline of $23,333.10.  Metalline relied on the exemptions from registration provided by Section 4(2) under the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder for this issuance, as well as Regulation S as the purchaser is a non U.S. person. No commissions or other remuneration were paid in connection with this issuance

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Metalline Mining Company
(Registrant)

Date: April 19, 2011	/s/ Tim Barry
Name: Tim Barry
Title: Chief Executive Officer